Exhibit 99.1

iPower Inc. Announces $5 Million Registered Direct Offering

RANCHO CUCAMONGA, Calif., June 17, 2024 (GLOBE NEWSWIRE) -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven online retailer and supplier of consumer home, pet and garden products, as well as a provider of value-added ecommerce services, today announced that it has entered into a definitive securities purchase agreement for the purchase and sale of 2,083,334 shares of the Company’s common stock (or common stock equivalents) at a purchase price of $2.40 per share of common stock (or common stock equivalent) in a registered direct offering. In a concurrent private placement, the Company will issue warrants to purchase up to 2,083,334 shares of common stock. The warrants have an exercise price of $2.40 per share, will be immediately exercisable upon issuance and will have a term of five years following the initial date of exercise. The closing of the offering is expected to occur on or about June 18, 2024, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from this offering are expected to be approximately $5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to pursue growth strategies, including potential merger and acquisition activities, and general corporate purposes.

The securities in the offering described above (but not the warrants issued in the concurrent private placement or the shares of common stock underlying such warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-274665) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 29, 2023. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, by phone at (800) 678-9147.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer and supplier of consumer home, pet and garden products, as well as a provider of value-added ecommerce services for third-party products and brands. iPower's capabilities include a full spectrum of online channels, robust fulfillment capacity, a network of warehouses serving the U.S., competitive last mile delivery partners and a differentiated business intelligence platform. With these capabilities, iPower efficiently moves a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the U.S. and other countries. For more information, please visit iPower's website at www.meetipower.com.

Forward Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 15, 2023, its Quarterly Reports on Form 10-Q, and in its other SEC filings.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com